EXHIBIT 99.7

                  AMENDMENT TO INTELLECTUAL PROPERTY AGREEMENT

     This Amendment to Intellectual Property Agreement (the "Amendment") is entered into between AT&T Corp., having a place of business at One AT&T Way, Bedminster, New Jersey 07921 ("AT&T") and Easylink Service Corporation, having a place of business at 33 Knightsbridge Road, Piscataway, New Jersey 08854 ("Easylink"). This Agreement is effective as of the date it is executed by both parties (the "Effective Date").

     WHEREAS, AT&T and Swift Telecommunications, Inc. ("Swift"), entered into an Asset Purchase Agreement dated December 14, 2000 (the "Asset Purchase Agreement"); and

     WHEREAS, in connection with and simultaneously with the Asset Purchase Agreement, AT&T and Swift entered into an Intellectual Property Agreement (the "IP Agreement"); and

     WHEREAS, Easylink s the successor to Swift; and

     WHEREAS, pursuant to Section 2.3.2 of the IP Agreement, Easylink was required to make changes to the systems purchased under the Asset Purchase Agreement to eliminate the use of the letters "aft" in end user e-mail addresses within three years; and

     WHEREAS, Easylink has requested that AT&T extend the time for Easylink to eliminate the use of the letters "aft" in end user e-mail addresses to June 30, 2006; and

     WHEREAS, AT&T has agreed to extend such time to June 30, 2006 in consideration of Easylink's agreement to enter into a revised ANC Attachment (document identification Easylink ANC STP 050629.doc), including the revenue commitment in the revised ANC Attachment;

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, AT&T and Easylink agree as follows:

     1.      Section 2.3.2 of the IP Agreement is amended to read as follows:

     2.3.2. In addition, Buyer shall have until June 30, 2006 to make changes to the systems acquired under the Purchase Agreement to eliminate all use of the letters "att" in the e-mail addresses of users of EasyLink services.

     2. Except as amended by this Amendment, the Asset Purchase Agreement and the IP Agreement remain in force and effect in accordance with their terms.

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     IN WITNESS WHEREOF, the parties have duly executed and agreed to be bound by this Amendment by the signatures of their authorized representatives below. Each party represents and warrants that the person executing this Amendment on its behalf is fully authorized to do so.


EASYLINK SERVICE CORPORATION            AT&T CORP.


By:  /S/ George R. Frylinck             By: /S/ Maryann Allen
     ------------------------------         --------------------------------
    (Authorized Customer Signature)         (Authorized AT&T Signature)


George R. Frylinck, Vice President      Maryann Allen, Director
-----------------------------------     ------------------------------------
(Typed or Printed Name and Title)       (Typed or Printed Name and Title)

Date: 18 July 2005                      Date: 21 July 2005